John Hancock

Service Office:
200 BLOOR STREET EAST
TORONTO, ONTARIO
CANADA M4W 1E5

Policy Details - Variable Life

☐ **John Hancock Life Insurance Company (U.S.A.)**
☐ **John Hancock Variable Life Insurance Company**
(hereinafter referred to as The Company)

- *This form is part of the Application for Life Insurance for the Proposed Life Insured(s).*
- *Print and use black ink. Any changes must be initialed by the Proposed Life Insured(s) and/or Owner(s).*

Proposed Life Insured (Life One)

Name First Middle Last

Proposed Life Insured (Life Two)

Name First Middle Last

Name(s) of Owner(s) ______________________________

Plan Name

Single Life ☐ Majestic VUL 98 ☐ Majestic Performance VUL ☐ Majestic VULX
☐ Majestic Variable COLI ☐ Variable MasterPlan Plus

Survivorship Life ☐ Majestic VEP 98 ☐ Majestic Performance Survivorship VUL ☐ Majestic Survivorship VULX

Other ______________________________

Amount

1. Base Sum Insured (BSI) or Base Face Amount (BFA) $ __________

Additional Sum Insured (ASI) or Supplemental Face Amount (SFA) on Page 2.

Premiums

2. Frequency: ☐ Annual ☐ Semi-Annual ☐ Quarterly ☐ Monthly - (Automatic Deduction)
☐ Other ______________________________

Premium Notices and Correspondence

3. a) Send Premium Notices to: ☐ Owner(s) ☐ Life One ☐ Life Two ☐ Employer's Address ☐ Other: Name & Address (details below)

Name

Street No. & Name, Apt No., City, State, Zip code

b) Send Correspondence to: ☐ Same as Premium Notices (as above) ☐ Other: Name & Address (details below)

Name

Street No. & Name, Apt No., City, State, Zip code

Additional Benefits

4. a) Life Insurance Qualification Test
☐ Guideline Premium (GPT) ☐ Cash Value Accumulation (CVAT)
Note: Elected test cannot be changed after the policy is issued. You may request an Illustration on both tests before making your election.

b) Death Benefit Option
☐ Option A/Option 1 (Face Amount)
☐ Option B/Option 2 (Face Amount plus Account/Policy Value)
☐ Option M (Available on Majestic VUL 98 and Majestic VEP 98 if CVAT chosen)
with calculation beginning in policy year __________

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M Proprietary Variable
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VERSION (11/2008)

Additional Sum Insured (ASI), Supplemental Face Amount (SFA) and Premium Schedules

5. ☐ Additional Sum Insured(ASI)/Supplemental Face Amount(SFA)
Check only one option below.

a) ☐ ASI/SFA of $ ______
☐ For Life of Policy
☐ With Face Amount (TSI/TFA) of $ ______ increasing by ______ % or $ ______ Per Year for
☐ Life of Policy or ______ Policy Years

b) ☐ Customized Level or Increasing Schedule
List by policy year or years. ASI/SFA amount may not decrease.

Policy Year(s)	ASI/SFA Amount	
to	$	(1)
to	$	(2)
to	$	(3)
to	$	(4)
to	$	(5)
to	$	(6)
to	$	(7)
to	$	(8)
to	$	(9)
to	$	(10)

(If more space is required, complete and attach form NB5064.)

6. ☐ Planned Premium

a) ☐ $ ______ annually for ______ year(s)
☐ Annual Increase of ______ %
☐ Additional first year Planned Premium $ ______

b) ☐ Customized Schedule
List by policy year(s).

Policy Year(s)	Planned Premium Amount	
to	$	(1)
to	$	(2)
to	$	(3)
to	$	(4)
to	$	(5)
to	$	(6)
to	$	(7)
to	$	(8)
to	$	(9)
to	$	(10)

(If more space is required, complete and attach form NB5064.)

Majestic VUL 98, Majestic Variable COLI, Variable MasterPlan Plus, Majestic VEP 98

7. ☐ Living Care Benefit (for terminal illness, only available on Majestic VUL 98)
☐ Enhanced Cash Value Rider
☐ Premium Cost Recovery for ☐ Life of Policy ☐ ______ Policy Years
☐ Age 100 Waiver of Charges Rider (Not available on MVCOLI or VMPP)
☐ Policy Split Option Rider (Only available on Majestic VEP 98)
☐ Continuation of Guaranteed Minimum Death Benefit Option after 10th Policy Year (Only available with Option A)
☐ Other ______

Majestic VULX

8. ☐ Return of Premium Death Benefit (with DB Option 1 only)
Increase Rate ☐ Yes ______ % ☐ No
Percentage of Premiums to be returned at death (Whole numbers only. Maximum 100%) ______ %
☐ Accelerated Benefit Rider
☐ Overloan Protection Rider
☐ Other ______

Majestic Performance VUL

9. ☐ Enhanced Surrender Value Rider
☐ Extended No Lapse Guarantee (beyond Basic Period)
☐ To Age ______ ☐ Period ______
☐ Return of Premium Death Benefit (with DB Option 1 only)
Increase Rate ☐ Yes ______ % ☐ No
Percentage of Premiums to be returned at death (Whole numbers only. Maximum 100%) ______ %
☐ LifeCare Benefit Rider (Please complete form NB5018.)
☐ LifeCare Benefit Max (LMAX) Extension Rider
☐ Accelerated Benefit Rider
☐ Other ______

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Majestic Survivorship VULX

10. ☐ Enhanced Cash Value Rider (Not available with GPT)
☐ Return of Premium Death Benefit (with DB Option 1 only)
Increase Rate ☐ Yes ________ % ☐ No
Percentage of Premiums to be returned at death (Whole numbers only. Maximum 100%) ________ %
☐ Policy Split Option Rider
☐ Four Year Term (EPR)
☐ Overloan Protection Rider
☐ Other ________________

Majestic Performance Survivorship VUL

11. ☐ Enhanced Cash Value Rider
☐ Premium Cost Recovery for ☐ Life of Policy ☐ ________ Policy Years
☐ Survivorship Four Year Level Term Rider
☐ Policy Split Option Rider
☐ Other ________________

Additional Information - These questions apply to the OWNER(S) of the policy. All questions must be answered.

12. a) If an additional or optional policy is being applied for in a separate application, state plan and amount.
Plan name ________________ $ ________

b) Do you understand that you may need to pay premiums in addition to Planned Premium if the current policy charges or actual investment performance are different from the assumptions used in your Illustration (assuming the requirements of any applicable guaranteed death benefit feature have not been satisfied)? ☐ Yes ☐ No

13. Have you received a current prospectus (and any supplements) for the applicable policy? ☐ Yes ☐ No

If **Yes,** date of prospectus(es) mmm / dd / yyyy — Date of supplement(s) mmm / dd / yyyy

Date of John Hancock Trust prospectus (if applicable) mmm / dd / yyyy — Date of supplement mmm / dd / yyyy

14. With the above in mind, does the policy meet your insurance objectives and your anticipated financial needs? ☐ Yes ☐ No

Investor Suitability Statements

15. **I UNDERSTAND THAT UNDER THE APPLIED FOR POLICY:**
(A) THE AMOUNT OF THE INSURANCE BENEFITS, OR THE DURATION OF THE INSURANCE COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED.
(B) THE AMOUNT OF THE INSURANCE BENEFITS, THE DURATION OF THE INSURANCE COVERAGE, AND THE POLICY/ACCOUNT VALUE, MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE CHOSEN INVESTMENT ACCOUNTS AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY/ACCOUNT VALUES AND CASH SURRENDER VALUES ARE AVAILABLE ON REQUEST.
(C) THE ENTIRE INVESTMENT COULD BE LOST BECAUSE OF THE PERFORMANCE OF THE INVESTMENT FUND AND IN THE ABSENCE OF ADDITIONAL PREMIUM PAYMENT, THE INSURANCE COVERAGE COULD LAPSE.

Telephone/Allocation Change Authorization

16. **I understand and agree that:**

a) Telephone transfers and allocation changes will also be subject to the conditions of the policy, the administrative requirements of The Company, and the provisions of the policy's prospectus.

b) The Company may act on telephone instructions from the Owner or from any such person, if the policy is jointly owned. The Company, its agents, or representatives of employees who act on its behalf, will not be subject to any claim, liability, loss, expense or cost if it acted on good faith upon telephone instructions it reasonably believes to be genuine in reliance on this signed authorization. The Company will employ reasonable procedures to confirm that the instructions communicated by telephone are genuine. Such procedures shall consist of confirming a valid telephone authorization form is on file and providing written confirmation of tape recorded instructions.

c) The Company, at its option alone and without prior or subsequent notice to the Owner(s), or any other person or representative of the Owner(s), may record all or part of any telephone conversation containing telephone transfer and/or allocation change instructions.

d) All terms of authorization are binding upon the agents, heirs and assignees of the Owner(s).

e) This Telephone/Allocation Change Authorization will be effective until such time as (a) written revocation is received by The Company's Service Office, or (b) The Company discontinues this privilege, whichever occurs first.

Please check (✓) ONLY one box:

☐ I authorize The Company to accept telephone instructions from me or any co-owner.

☐ I authorize The Company to accept telephone instructions from me, any co-owner or our Registered Representative.
(Registered Representatives should contact their broker/dealer for procedures regarding this authorization.)

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17. **INVESTMENT ALLOCATION OF NET PREMIUMS - Allocation must be whole numbers. Total must be 100%.**

AGGRESSIVE GROWTH PORTFOLIOS

- ____ % Science & Technology
- ____ % Pacific Rim
- ____ % Health Sciences
- ____ % Emerging Growth
- ____ % Small Cap Growth
- ____ % Emerging Small Company
- ____ % Small Cap
- ____ % Small Cap Index
- ____ % Mid Cap Stock
- ____ % Natural Resources
- ____ % All Cap Growth
- ____ % Financial Services
- ____ % International Opportunities
- ____ % International Small Cap
- ____ % International Equity Index B
- ____ % Overseas Equity
- ____ % American International
- ____ % International Value
- ____ % International Core

____ % **FIXED ACCOUNT ***

____ % **ENHANCED YIELD FIXED ACCOUNT**

NOTE: ***Liquidity restrictions apply when allocating funds to the Fixed Accounts.***

GROWTH PORTFOLIOS

- ____ % Mid Cap Index
- ____ % Mid Cap Intersection
- ____ % Global
- ____ % Capital Appreciation
- ____ % American Growth
- ____ % Optimized All Cap
- ____ % All Cap Core
- ____ % Total Stock Market Index
- ____ % Blue Chip Growth
- ____ % U.S. Large Cap
- ____ % Core Equity
- ____ % Large Cap Value
- ____ % Classic Value
- ____ % Utilities
- ____ % Global Real Estate
- ____ % Real Estate Securities
- ____ % Small Cap Opportunities
- ____ % Small Cap Value
- ____ % Small Company Value
- ____ % Mid Value
- ____ % Mid Cap Value
- ____ % Value
- ____ % All Cap Value

M FUNDS

- ____ % Brandes International Equity
- ____ % Turner Core Growth
- ____ % Frontier Capital Appreciation
- ____ % Business Opportunity Value

OTHER PORTFOLIO

____ % ________________

GROWTH & INCOME PORTFOLIOS

- ____ % 500 Index B
- ____ % Fundamental Value
- ____ % U.S. Core
- ____ % Large Cap
- ____ % Optimized Value
- ____ % American Growth - Income
- ____ % Equity - Income
- ____ % American Blue Chip Income & Growth
- ____ % American Asset Allocation *
- ____ % Franklin Templeton Founding Allocation *
- ____ % Index Allocation *
- ____ % Income & Value
- ____ % Managed
- ____ % Global Allocation
- ____ % Core Allocation Plus *
- ____ % Disciplined Diversification *
- ____ % Capital Appreciation Value *
- ____ % PIMCO VIT All Asset

INCOME PORTFOLIOS

- ____ % High Yield
- ____ % U.S. High Yield Bond
- ____ % Strategic Bond
- ____ % Strategic Income
- ____ % Global Bond
- ____ % Investment Quality Bond
- ____ % Total Return
- ____ % American Bond
- ____ % Real Return Bond
- ____ % Total Bond Market B
- ____ % Core Bond
- ____ % Active Bond
- ____ % U.S. Government Securities
- ____ % Short Term Bond

CONSERVATIVE PORTFOLIO

- ____ % Money Market B *

LIFESTYLE PORTFOLIOS

- ____ % Lifestyle Aggressive *
- ____ % Lifestyle Growth *
- ____ % Lifestyle Balanced *
- ____ % Lifestyle Moderate *
- ____ % Lifestyle Conservative *

* **These are the only investment options available when the ENLG rider is selected on Majestic Performance VUL.**

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Allocation of Monthly Charges

18. Please deduct the monthly charges from the following accounts (except Mortality and Expense Risk/Asset based Risk charges).

Account No.

%

Check box and attach sheet with additional information, if necessary.

%

Owner(s) Signature(s)

Signed at

City

State

This

Day of

Year

Signature of Witness/Registered Representative (as Witness)

Signature of Owner

X

X

Signature of Owner

X

Agent/Registered Representative Certification - All Agents/Registered Representatives sharing commissions must sign this form.

I certify that a current prospectus (and any supplement) for the policy applied for has been given to the Proposed Life Insured(s), and to the Owner(s) if other than the Proposed Life Insured(s).

Signature of Agent/Registered Representative

Place and Date

X

Signature of Agent/Registered Representative

Place and Date

X

Signature of Agent/Registered Representative

Place and Date

X

Signature of Agent/Registered Representative

Place and Date

X

Signature of Agent/Registered Representative

Place and Date

X

NB5008US (M)

M Proprietary Variable

NB5008US (01/2005)

Majestic Products

VERSION (11/2008)